Exhibit 99.2

TALAZOPARIB RESEARCH PROGRAM

(A RESEARCH PROGRAM OF BIOMARIN PHARMACEUTICAL INC.)

FINANCIAL STATEMENTS

(UNAUDITED)

For the nine months ended September 30, 2015 and 2014

TALAZOPARIB RESEARCH PROGRAM

(A RESEARCH PROGRAM OF BIOMARIN PHARMACEUTICAL INC.)

FINANCIAL STATEMENTS

TALAZOPARIB RESEARCH PROGRAM FINANCIAL STATEMENTS

(A RESEARCH PROGRAM OF BIOMARIN PHARMACEUTICAL INC.)

BALANCE SHEETS

September 30, 2015 and December 31, 2014

(in thousands of U.S. dollars)

	September 30, 2015	December 31, 2014 (1)
	(Unaudited)
ASSETS
Current Assets:
Prepaid expenses	$814	$434

Total current assets	814	434

Non-current assets:
Acquired intangible assets	35,150	35,150
Goodwill	16,328	16,328
Long-term deposits	1,070	293

Total assets	$53,362	$52,205

LIABILITIES AND RESEARCH PROGRAM EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$12,428	$9,604

Total current liabilities	12,428	9,604

Non-Current Liabilities:
Contingent acquisition consideration payable	11,508	11,712
Deferred tax liability	12,681	12,681

Total Liabilities	36,617	33,997

Research Program Equity:
Investment in research program	238,489	173,134
Accumulated deficit	(221,744)	(154,926)

Total research program’s equity	16,745	18,208

Total liabilities and research program’s equity	$53,362	$52,205

(1)	December 31, 2014 balances were derived from the Research Program’s audited financial statements.

The accompanying notes are an integral part of these Research Program Financial Statements.

TALAZOPARIB RESEARCH PROGRAM FINANCIAL STATEMENTS

(A RESEARCH PROGRAM OF BIOMARIN PHARMACEUTICAL INC.)

STATEMENTS OF OPERATIONS

Nine Months Ended September 30, 2015 and 2014

(in thousands of U.S. dollars)

(Unaudited)

	September 30, 2015	September 30, 2014
OPERATING EXPENSES:
Research and development	$59,652	$45,504
General and administrative	7,370	4,757
Changes in the fair value of contingent consideration	(204)	676

Total operating expenses	66,818	50,937

LOSS FROM OPERATIONS	(66,818)	(50,937)

NET LOSS	$(66,818)	$(50,937)

The accompanying notes are an integral part of these Research Program Financial Statements.

TALAZOPARIB RESEARCH PROGRAM FINANCIAL STATEMENTS

(A RESEARCH PROGRAM OF BIOMARIN PHARMACEUTICAL INC.)

STATEMENTS OF RESEARCH PROGRAM’S EQUITY

Nine Months Ended September 30, 2015 and the Year Ended December 31, 2014

(in thousands of U.S. dollars)

			Total
	Investment in	Accumulated	Research Program
	Research Program	Deficit	Equity
Balance at December 31, 2013 (1)	$104,414	$(83,012)	$21,402

Net loss	—	(71,914)	(71,914)
Investment in research program	68,720	—	68,720

Balance at December 31, 2014 (1)	173,134	(154,926)	18,208

Net loss	—	(66,818)	(66,818)
Investment in research program	65,355	—	65,355

Balance at September 30, 2015 (unaudited)	$238,489	$(221,744)	$16,745

(1)	December 31, 2014 and 2013 balances were derived from the Research Program’s audited financial statements.

The accompanying notes are an integral part of these Research Program Financial Statements.

TALAZOPARIB RESEARCH PROGRAM FINANCIAL STATEMENTS

(A RESEARCH PROGRAM OF BIOMARIN PHARMACEUTICAL INC.)

STATEMENTS OF CASH FLOWS

Nine Months Ended September 30, 2015 and 2014

(in thousands of U.S. dollars)

(Unaudited)

	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(66,818)	$(50,937)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash changes in the fair value of contingent acquisition consideration payable	(204)	676
Changes in operating assets and liabilities:
Other current assets	(380)	470
Other assets	(777)	—
Accounts payable and accrued liabilities	2,824	3,138

Net cash used in operating activities	(65,355)	(46,653)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of contingent acquisition consideration payable	—	—
Investment in research program	65,355	46,653

Net cash provided by financing activities	65,355	46,653

NET INCREASE IN CASH AND CASH EQUIVALENTS	—	—
Cash and cash equivalents:
Beginning of period	$—	$—

End of period	$—	$—

The accompanying notes are an integral part of these Research Program Financial Statements.

TALAZOPARIB RESEARCH PROGRAM FINANCIAL STATEMENTS

(A RESEARCH PROGRAM OF BIOMARIN PHARMACEUTICAL INC.)

NOTES TO FINANCIAL STATEMENTS

(in thousands of U.S. dollars)

(Unaudited)

(1)	NATURE OF OPERATIONS

Talazoparib is an orally available poly (ADP-ribose) polymerase (PARP) inhibitor, a class of molecules that has shown clinical activity against cancers involving defects in DNA repair that we are investigating for the treatment of certain cancers. BioMarin Pharmaceutical, Inc. (BioMarin) initiated a Phase 3 trial in patients with gBRCA mutated breast cancer in October 2013. The Phase 3 trial is an open-label, 2:1 randomized, parallel, two-arm study of talazoparib as compared to the protocol-specified physicians’ choice of chemotherapy in gBRCA mutated locally advanced and/or metastatic breast cancer patients who have received no more than two prior chemotherapy regimens for metastatic disease.

Additionally, BioMarin initiated a Phase 2 trial in patients with gBRCA mutated breast cancer at the beginning of 2014. The purpose of this 2-stage, 2-cohort Phase 2 trial is to evaluate the safety and efficacy of talazoparib in patients with locally advanced or metastatic breast cancer with a deleterious gBRCA mutation.

Talazoparib is also being studied as monotherapy and in combination with chemotherapy agents in collaboration with the U.S. National Cancer Institute under a cooperative research and development agreement in a series of clinical trials.

(2)	BASIS OF PRESENTATION

Basis of Presentation

These accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission under Rule 3-05 of Regulation S-X. Historically, complete financial statements have never been prepared for the Talazoparib Research Program as BioMarin did not maintain the research program as a stand-alone business, division or subsidiary. The accompanying financial statements for the talazoparib research program have been prepared in conformity with generally accepted accounting principles in the United States (U.S. GAAP) and have been derived from the operating activities directly attributed to the Talazoparib research program from BioMarin’s books and records. All of the research program expenses are paid by BioMarin and reflected as investment in research program. The Statements of Operations and Cash Flows do not purport to reflect all the costs, expenses, and cash flows that would have been associated had the Talazoparib Research Program been operated as a stand-alone, separate entity. Accordingly, the Statements of Operations may not be indicative of the operating results going forward given changes in the business that may be made by the acquirer.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make judgments, estimates and assumptions that affect the reported amounts of assets and liabilities, including disclosure of contingent acquisition consideration payable at the dates of the financial statements, and the reported amounts of expenses, including cost allocations of certain corporate management functions during the reporting period. Actual results could differ from those estimates.

TALAZOPARIB RESEARCH PROGRAM FINANCIAL STATEMENTS

(A RESEARCH PROGRAM OF BIOMARIN PHARMACEUTICAL INC.)

NOTES TO FINANCIAL STATEMENTS – (Continued)

(in thousands of U.S. dollars)

(Unaudited)

(3)	SIGNIFICANT ACCOUNTING POLICIES

Research and Development

Research and development (R&D) expenses include expenses associated with contract research and development provided by third-parties, product manufacturing prior to regulatory approval, clinical and regulatory costs, and internal R&D costs. In instances where BioMarin enters into agreements with third-parties for R&D activities, costs are expensed upon the earlier of when non-refundable amounts are due or as services are performed unless there is an alternative future use of the funds in other R&D projects. Amounts due under such arrangements may be either fixed fee or fee for service and may include upfront payments, monthly payments and payments upon the completion of milestones or receipt of deliverables. BioMarin accrues costs for clinical trial activities based upon the services received and estimates of related expenses incurred that have yet to be invoiced by the vendors that perform the activities.

Impairment of Long-Lived Assets

Goodwill and intangible assets with indefinite lives are not amortized but subject to an annual impairment analysis.

BioMarin performs its annual impairment review of goodwill and indefinite lived intangibles during the fourth quarter and whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable.

Income Taxes

These financial statements represent the activities of a development program. The tax provision herein is zero as any benefits associated with the operating losses have been incurred in a zero tax rate jurisdiction, therefore, no deferred assets have been recorded. The deferred tax liability was recorded in 2010 in connection with the original purchase price allocation when BioMarin acquired LEAD Therapeutics Inc. (LEAD), which included the Talazoparib Research Program. The deferred tax liability relates to the tax impact of future amortization or possible impairments associated with the indefinite-lived intangible assets acquired, which are not deductible for tax purposes.

Contingent Acquisition Consideration Payable

BioMarin determines the fair value of contingent acquisition consideration payable on the acquisition date using a probability-based income approach utilizing an appropriate discount rate. Each reporting period thereafter, BioMarin revalues these obligations and records increases or decreases in their fair value as adjustments to Changes in the Fair Value of Contingent Consideration in the Research Program’s Statements of Operations. Changes in the fair value of the contingent acquisition consideration payable can result from adjustments to the estimated probability and assumed timing of achieving the underlying milestones, as well as from changes to the discount rates and periods.

TALAZOPARIB RESEARCH PROGRAM FINANCIAL STATEMENTS

(A RESEARCH PROGRAM OF BIOMARIN PHARMACEUTICAL INC.)

NOTES TO FINANCIAL STATEMENTS – (Continued)

(in thousands of U.S. dollars)

(Unaudited)

(4)	CORPORATE ALLOCATIONS

BioMarin performed certain corporate management functions for the Talazoparib Research Program for the nine months ended September 30, 2015 and 2014, including, but not limited to, finance and accounting, payroll and human resource administration, treasury services, benefit management, information technology, legal services and other administration. These corporate function costs, which includes employee compensation, including stock-based compensation expense are allocated to the Talazoparib Research Program based on employee headcount, square footage, percentage of salaries and wages and other factors deemed appropriate by management based on the nature of the costs to be allocated.

(5)	GOODWILL

During the fourth quarter of 2014, Management performed its annual impairment review and determined that no impairment existed as of December 31, 2014.

(6)	INTANGIBLE ASSETS

The Talazoparib Research Program is an in-process research and development (IPR&D) asset that was previously acquired by BioMarin and is related to rights to develop and commercialize Talazoparib. These IPR&D assets are considered indefinite-lived until the completion or abandonment of the associated R&D efforts. During the period the assets are considered indefinite-lived, they will not be amortized but will be tested for impairment on an annual basis and between annual tests if BioMarin becomes aware of any events occurring or changes in circumstances that would indicate a reduction in the fair value of the IPR&D assets below their respective carrying amounts. If and when development is complete, which generally occurs if and when regulatory approval to market a product is obtained, the associated assets would be deemed finite-lived and would then be amortized based on their respective estimated useful lives at that point in time.

During the fourth quarter of 2014, Management performed its annual impairment review and determined that no impairment existed as of December 31, 2014. As of the date of these financial statements, Management has not yet performed its annual impairment review for the 2015 fiscal year, however no specific impairment indicators have been observed through September 30, 2015.

(7)	FAIR VALUE

The liability measured at fair value using Level 3 inputs comprised of contingent acquisition consideration payable.

BioMarin’s contingent acquisition consideration payable is estimated using a probability-based income approach utilizing an appropriate discount rate. Key assumptions used by management to estimate the fair value of contingent acquisition consideration payable include estimated probabilities, the estimated timing of when a milestone may be attained and assumed discount periods and rates. Subsequent changes in the fair value of the contingent acquisition consideration payable, resulting from management’s revision of key assumptions, was recorded in Changes in the Fair Value of Contingent Consideration in the Research Program’s Statements of Operations. The probability-based income approach used by management to estimate the fair value of the contingent acquisition consideration is most sensitive to changes in the estimated probabilities.

TALAZOPARIB RESEARCH PROGRAM FINANCIAL STATEMENTS

(A RESEARCH PROGRAM OF BIOMARIN PHARMACEUTICAL INC.)

NOTES TO FINANCIAL STATEMENTS – (Continued)

(in thousands of U.S. dollars)

(Unaudited)

Contingent consideration payable at December 31, 2014	$11,712
Changes in the fair value of contingent consideration payable	(204)

Contingent consideration payable at September 30, 2015	$11,508

As of September 30, 2015, contingent acquisition consideration payable totaled $25.0 million (undiscounted), of which $15.0 million becomes payable upon the first commercial sale of Talazoparib in the United States and $10.0 million becomes payable upon the first commercial sale of Talazoparib in the European Union.

(8)	SUBSEQUENT EVENT

On October 6, 2015, BioMarin completed the sale of Talazoparib to Medivation, Inc. (Medivation). Pursuant to the Asset Purchase Agreement, Medivation paid BioMarin an upfront payment of $410.0 million upon the closing of the transaction. In addition, contingent upon the successful development and commercialization of Talazoparib, Medivation will pay BioMarin milestone payments of up to $160.0 million and mid-single digit percentage royalties on net sales of Talazoparib.